Exhibit 24.1

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-4

Each person whose signature appears below hereby constitutes and appoints Lynn J. Good, Marc E. Manly and David S. Maltz, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign a registration statement of Duke Energy Corporation on Form S-4 and any and all amendments (including, without limitation, post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of the 22nd day of February, 2011.

DUKE ENERGY CORPORATION
(Registrant)

By:	/s/ James E. Rogers
	Name:	James E. Rogers
	Title:	President and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/ Sue C. Harrington
Sue C. Harrington
Assistant Corporate Secretary

SIGNATURE	TITLE

/s/ James E. Rogers James E. Rogers	Director and Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Lynn J. Good Lynn J. Good	Group Executive and Chief Financial Officer (Principal Financial Officer)

/s/ Steven K. Young Steven K. Young	Senior Vice President and Controller (Principal Accounting Officer)

/s/ William Barnet III William Barnet III	Director

/s/ G. Alex Bernhardt, Sr. G. Alex Bernhardt, Sr.	Director

/s/ Michael G. Browning Michael G. Browning	Director

/s/ Daniel R. DiMicco Daniel R. DiMicco	Director

/s/ John H. Forsgren John H. Forsgren	Director

/s/ Ann M. Gray Ann M. Gray	Director

/s/ James H. Hance, Jr. James H. Hance, Jr.	Director

/s/ E. James Reinsch E. James Reinsch	Director

/s/ James T. Rhodes James T. Rhodes	Director

/s/ Philip R. Sharp Philip R. Sharp	Director